Exhibit 1.1
525,000,000 Units, including Units in the form of American depositary shares
Banco Santander (Brasil) S.A.
FORM OF INTERNATIONAL UNDERWRITING AND PLACEMENT AGREEMENT
October 6, 2009
Santander Investment Securities INC.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Ubs Securities LLC,
As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY
Dear Sirs:
     1. Introductory. Banco Santander (Brasil) S.A. (the “Company”), a sociedade por ações (corporation) incorporated under the laws of the Federative Republic of Brazil (“Brazil”), has entered into an underwriting agreement (the “Brazilian Underwriting Agreement”), dated as of the date hereof, with the several underwriters named therein (the “Brazilian Underwriters”) for the sale by the Company of an aggregate of [•] units, each of which represents initially 48.125 subscripton receipts for common shares, 6.875 common shares, 43.750 subscripton receipts for preferred shares and 6.250 preferred shares, and after the Capital Increase Approval Date (as defined below) 55 common shares, without par value, and 50 preferred shares, without par value, to be issued by the Company (the “Firm Units”). In the Brazilian Underwriting Agreement, the Company also grants an option to the Brazilian Underwriters to acquire additional units (“Optional Units”, and, together with the Firm Units, the “Units”) to cover over-allotments, if any.
     Santander Investment Securities Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC as representatives (the “Representatives”) of the several underwriters (the “International Underwriters”, and together with the Brazilian Underwriters, the “Underwriters”) listed on Schedule A to this agreement (this “Agreement”) will act as placement agents on behalf of the Brazilian Underwriters with respect to the placement of the Units outside Brazil, subject to the terms and conditions stated herein. Units purchased by non-Brazilian investors will be settled in Brazil and paid for in Brazilian reais. Non-Brazilian investors purchasing Units must be authorized to invest in Brazilian securities under the requirements established by the Conselho Monetário Nacional (the “Brazilian National Monetary Council” or “CMN”), the Comissão de Valores Mobiliários (the “Brazilian Securities Commission” or “CVM”) and the Banco Central do Brasil (the “Central Bank”).
     The parties to this Agreement agree and acknowledge that the Company reserved up to 15% of the Firm Units in the offering for its employees, directors and officers and for its customers in Brazil at the purchase price per Unit set forth in the Brazilian Underwriting Agreement. Employees who purchase Units in this special allocation may not transfer or dispose of their Units for a period of 60 days from the day after the First Closing Date.

     Pursuant to this Agreement, the Company proposes, subject to the terms and conditions stated herein, to sell to the International Underwriters Units in the form of American depositary shares (the “Firm ADSs”), in the respective amounts set forth in Schedule A hereto. Each ADS (as defined below) will represent one Unit. The ADSs will be evidenced by American depositary receipts (“ADRs”) to be issued under a deposit agreement, dated as of the First Closing Date, among the Company, JPMorgan Chase Bank, N.A. as depositary, and the registered holders and beneficial owners from time to time of the ADSs issued hereunder (the “Deposit Agreement”). The ADSs shall be offered by the International Underwriters in the United States and by the Representatives and certain other financial instititions in other countries outside of Brazil. In addition, the Company grants the International Underwriters an option, exercisable by Credit Suisse Securities (USA) LLC, upon notification to the other Representatives, to purchase up to an additional 75,000,000 Units in the form of ADSs (less the number of Optional Units acquired by the Brazilian Underwriters) within 30 days from the date of commencement of trading of Units on the BM&FBOVESPA, as defined below (“Optional ADSs”, and, together with the Firm ADSs, the “ADSs”). The Units, including Units in the form of ADSs, are hereinafter collectively referred to as the “Offered Securities.”
     All references herein to “U.S. dollars” or “US$” are to United States dollars and references to “real”, “reais” or “R$” are to Brazilian reais.
     In connection with the placement of the Units in Brazil, the Company has prepared a preliminary prospectus in Portuguese dated September 21, 2009, including any and all exhibits thereto, (the “Brazilian Preliminary Prospectus”) and a final prospectus in Portuguese dated the date hereof, including any and all exhibits thereto (the “Brazilian Final Prospectus” and, together with the Brazilian Preliminary Prospectus, each a “Brazilian Prospectus”). The parties to this Agreement agree and acknowledge that the closing of this transaction is not conditioned on the receipt of the Central Bank‘s approval of the capital increase relating to the transaction contemplated in this Agreement. The parties to this Agreement further agree and acknowledge that, until the Central Bank’s approval of the capital increase relating to the transaction contemplated in this Agreement and the Brazilian Underwriting Agreement (the “Capital Increase Approval Date”), the Units will represent a combination of common shares and preferred shares of the Company and subscription receipts for the subscription of common shares and preferred shares of the Company.
     The International Underwriters and the Brazilian Underwriters are, simultaneously herewith, entering into an Intersyndicate Agreement among their respective syndicates, dated the date hereof, that provides for, among other things, the transfer of ADSs and Units between the two syndicates for the purpose of resale.
     The Company hereby confirms that it has authorized the use of the General Disclosure Package and the Final International Prospectus (each as defined below) and any amendment or supplement thereto approved by the Company and the International Underwriters in connection with the sale and placement of Offered Securities outside of Brazil by the International Underwriters to the prospective purchasers thereof.
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statements; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333- 161704) covering the registration of 540,000,000 of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. With respect to the placement outside the United States of any Units not subject to any Registration Statement (as defined below), neither the Company nor any person acting on its behalf (other than the Underwriters or their affiliates, as to which the Company makes no representation or warranty) has engaged in any directed selling efforts (as defined under Regulation S of the Act).
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. 540,000,000 of the Offered Securities have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     A registration statement on Form F-6 (File No. 333-162027) in respect of the ADSs has also been filed with the Commission; such registration statement, in the form heretofore delivered to the Representatives, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued, and to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter referred to as the “ADS Registration Statement”).
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 3:00 pm (New York City time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Final International Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Initial Registration Statement and any Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the International Accounting Standards Board (“IASB”) and the rules (“Exchange Rules”) of the New York Stock Exchange (“NYSE”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) At their respective Effective Times each of the Initial Registration Statement, the Additional Registration Statement (if any), and the ADS Registration Statement, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final International Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final International Prospectus is included, and on each Closing Date, the Final International Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Ineligible Issuer Status. (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated September 21, 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The Company has not distributed any offering material in connection with this offering of the Offered Securities outside Brazil other than the General Disclosure Package, any Issuer Free Writing Prospectus and the Final International Prospectus.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities outside Brazil or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict, with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Good standing of the Company. The Company has been duly incorporated and is validly existing as a corporation (sociedade por ações) in good standing under the laws of Brazil (to the extent that good standing is applicable under Brazilian law), with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final International Prospectus, and the Company is duly qualified to do business in Brazil and is duly qualified to do business as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (g) Subsidiaries. Each subsidiary of the Company listed in Schedule C hereto (each a “Subsidiary” and together the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation (sociedade por ações) or a limited liability company (sociedade limitada) in good standing under the laws of its jurisdiction of incorporation (to the extent that good standing is applicable under the law of the relevant jurisdiction of incorporation), with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final International Prospectus; and each Subsidiary of the Company is duly qualified to do business in Brazil and is duly qualified to do business as a foreign corporation in all other jurisdictions which require such qualification and in which it conducts business except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. No Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, or from making any other distribution on such Subsidiary’s capital stock, except as would not, individually or in the aggregate, have a Material Adverse Effect.
     (h) Offered Securities. The Offered Securities, including the preferred and common stock of the Company underlying the Offered Securities, and all other outstanding shares of capital stock of the Company have been duly authorized; the capitalization of the Company is as set forth in the General Disclosure Package and the Final International Prospectus, and except as set forth in the General Disclosure Package and the Final International Prospectus under “Management” and “Description of Capital Stock”, there are no authorized or outstanding stock options, warrants, preemptive rights or other rights to acquire, or instruments convertible into or exchangeable or exercisable for Units or shares of capital stock of the Company or any of its Subsidiaries; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement, such Offered Securities will have been, as of the Capital Increase Approval Date, validly issued, fully paid and nonassessable and will conform to the description thereof in the General Disclosure Package and the Final International Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Upon payment for the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement, all rights, title and interest in the Offered Securities will be transferred free and clear of any security interests, claims, liens or other encumbrances.
     (i) Authorization of Transaction Documents. Each of this Agreement, the Brazilian Underwriting Agreement, the Deposit Agreement and a Brazilian stabilization agreement dated October 6, 2009, among Banco Santander (Brasil) S.A., Banco de Investimentos Credit Suisse (Brasil) S.A. and Credit Suisse (Brasil) S.A. Corretora de Títulos e Valores Mobiliários (together the “Transaction Documents”) and all other documents executed or delivered by the Company in connection therewith, have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity. The Company has full right, power and authority to perform its obligations under the Transaction Documents.
     (j) Deposit Agreement. Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Units in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs will conform in all material respects to the description thereof in the General Disclosure Package and the Final International Prospectus.
     (k) Deposit of Units. The Units will be deposited prior to the applicable Closing Date with Banco Santander (Brasil) S.A., as custodian for the Units (the “Custodian”) and has consented to the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Company as provided hereunder to the International Underwriters on each Closing Date. The Units may be deposited, without any restriction on voting, holding or transfer, with the Custodian, as agent for the Depositary, against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement, except as disclosed in the General Disclosure Package and the Final International Prospectus.
     (l) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering, placement and sale of the Offered Securities or any of the transactions contemplated herein or in the Brazilian Underwriting Agreement.
     (m) Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.
     (n) Listing. The ADSs have been approved for listing on the NYSE, subject to notice of issuance. The Units have been approved for listing on the Nível 2 segment of the BM&FBOVESPA S.A. — Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), subject to notice of issuance. The Company’s common shares and preferred shares are listed on the BM&FBOVESPA under the symbols “SANB3” and “SANB4”, respectively, and the Company has not received notice of any proceeding relating to their delisting.
     (o) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Brazilian, U.S. or other governmental agency, body or court or stock exchange is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the offering, issuance and sale of the Offered Securities by the Company, except: (i) such as have been obtained and made under the Act and the Exchange Act; (ii) approval by the Central Bank and the CVM of the Deposit Agreement and qualification of the Deposit Agreement under Annex V to Resolution No. 1289 of March 20, 1987, as amended, (“Annex V”) of the National Monetary Council; (iii) authorization for trading of the Units on BM&FBOVESPA and authorization for trading of the ADSs on the NYSE; (iv) adherence of the Company to the rules of Nível 2 segment of BM&FBOVESPA; (v) approvals from the CVM relating to the offering of the Units and the ADSs; (vi) approval by the Central Bank of the fees and reimbursement of expenses pursuant to this Agreement and the Deposit Agreement; (vii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units and the ADSs are being offered by the International Underwriters; and (viii) ratification by the Central Bank of the capital increase of the Company in connection with the issue and sale of the Units.
     (p) Title to Property. The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except where the failure to have good and marketable title would not, individually or in the aggregate, have a Material Adverse Effect, and, except as disclosed in the General Disclosure Package and the Final International Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them, except where the failure of such property to be under a valid and enforceable lease would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, and the issuance, offer, placement and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except, in the case of (iii), as would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
     (r) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of (i) its respective charter or by-laws, (ii) in violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default (or with the giving of notice or lapse of time would be in default), under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, with regard to items (ii) and (iii), such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (s) Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final International Prospectus to be conducted by them, except where the failure to own or possess such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (t) Possession of Intellectual Property. The Company and its Subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, except where the failure to own or possess such intellectual property right would not, individually or in the aggregate, have a Material Adverse Effect, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (u) Absence of Labor Dispute. No unfair labor practice, strike or stoppage and no labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) Taxation. There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein, either (i) on or by virtue of the Company’s execution, delivery, performance or enforcement of any of the Transaction Documents or of any other documents to be furnished thereunder, or (ii) on any payment to be made pursuant to any Transaction Documents, except for income tax (Imposto sobre a Renda da Pessoa Jurídica — IRPJ), social contribution on net profits (Contribuição Social sobre o Lucro Líquido — CSLL), social contributions on gross revenue (Programa de Integração Social — PIS and Contribuição para Financiamento da Seguridade Social — COFINS), municipal services tax (Imposto sobre Serviços de Qualquer Natureza — ISS), and tax on financial transactions (Imposto sobre Operações de Crédito, Cambio e Seguro ou relativos a Titulos e Valores Mobiliários — IOF), contribution for intervention on the economic domain (Contribuição de Intervenção no Domínio Econômico — CIDE) and withholding income tax (Imposto sobre Renda Retira na Fonte — IRRF), as applicable.
     (w) Environmental Laws. Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (x) Accurate Disclosure. The statements in the General Disclosure Package and the Final International Prospectus under the headings “Regulatory Overview”, “Description of Capital Stock”, “Description of the American Depositary Shares”, “Service of Process and Enforcement of Judgments” and “Taxation”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown.
     (y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (z) Statistical and Market-Related Data and Forward-Looking Statements. Any third-party statistical and market-related data included or incorporated by reference in the General Disclosure Package or the Final International Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. Any other financial and statistical information provided in the General Disclosure Package or the Final International Prospectus is in all material respects accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company and its consolidated subsidiaries. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the General Disclosure Package or the Final International Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the applicable provisions of Sarbanes-Oxley, and to the extent applicable, all applicable Exchange Rules. The Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws to the extent applicable and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS (as hereinafter defined) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (bb) Litigation. Except as disclosed in the General Disclosure Package and the Final International Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties or directors or officers that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale and placement of the Offered Securities; and, to the best of the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened.
     (cc) Independent Auditors. Deloitte Touche Tohmatsu Auditores Independentes, who have audited the consolidated financial statements of the Company and the combined financial statements of Banco ABN AMRO Real S.A. and ABN AMRO Brasil Dois Participações S.A. (together “Banco Real”) included in the General Disclosure Package and the Final International Prospectus are an independent registered public accounting firm with respect to the Company and Banco Real and their subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.
     (dd) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final International Prospectus, present fairly in all material respects the financial position of the Company, Banco Real (except for the omission of the combined balance sheet of Banco Real as of August 29, 2008 for which the auditor’s report on the respective financial statements contains a qualified opinion) and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the General Disclosure Package and the Final International Prospectus, such financial statements have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final International Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (ee) Filing of Tax Returns. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed or has obtained extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine, penalty or other governmental charge levied against it by any governmental authority to the extent that any of the foregoing is due and payable (other than to the extent that the amount or validity of which is currently being contested in good faith and for which adequate reserves have been provided in accordance with IFRS), except as would not, individually or in the aggregate, have a Material Adverse Effect.

     (ff) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final International Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final International Prospectus there has not been or occurred (i) any change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) any transaction which is material to the Company and the subsidiaries as a whole, and (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (v) any material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
     (gg) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final International Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (hh) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.
     (ii) PFIC Status. The Company does not believe it should be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the current year or for the foreseeable future.
     (jj) Related Party Transactions. The description under the caption “Related Party Transactions” in the General Disclosure Package and the Final International Prospectus contains a complete and accurate summary of all material relationships, direct or indirect, existing between or among any of the Company or any of its subsidiaries, on the one hand, and the Company’s indirect controlling shareholder Banco Santander, S.A., a corporation organized under the laws of Spain (“Banco Santander, S.A.”) and any other affiliate of the Company or Banco Santander, S.A., on the other.
     (kk) Use of Funds. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer or employee acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) made any payment or taken any action from any funds of the Company or any of its subsidiaries which violated any applicable provision of Brazilian anti-corruption law or of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), to the extent applicable; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance with all applicable anti-corruption legislation.
     (ll) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of Brazil and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued and administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (mm) Office of Foreign Assets Control. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (nn) Brazilian Approvals. Except as disclosed in the General Disclosure Package and the Final International Prospectus under the sections “Description of Capital Stock” and “Dividends and Dividend Policy”, no approvals are required in Brazil in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Units and ADS, so long as, with respect to distributions to holders of the ADSs, the ADR program remains registered with the Central Bank and the CVM pursuant to Annex V of the CMN.
     (oo) Immunity. Neither the Company nor any of its subsidiaries, nor any of their respective subsidiaries, the Company’s and its subsidiaries’ properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Brazil, except for the reserve accounts held by Brazilian financial institutions with the Central Bank, which are subject to certain immunities according to Brazilian Law No. 9069.
     (pp) Enforcement of Judgments. Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby will be enforceable against the Company and will be recognized in Brazil after that judgment is confirmed by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça) provided that (a) such judgment is rendered by a competent court and obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment; (b) proper service of process in accordance with Brazilian legislation is made; (c) such judgment does not contravene Brazilian national sovereignty, good morals or public policy; (d) such judgment is final and conclusive and, therefore, not subject to appeal in the jurisdiction where rendered; (e) such judgment is authenticated by a consular official of Brazil having jurisdiction over place of signing and submitted to the Brazilian courts with a certified translation of such judgment; and (f) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with.
     (qq) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil. The submission by the Company to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement and the Deposit Agreement constitutes a valid and legally binding obligation of the Company, and service of process effected in the manner set forth in this Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.
     (rr) No Material Differences. There are no material differences between the disclosure contained in the (A) Brazilian Prospectus and the Final Brazilian Prospectus, on the one hand, and (B) the Preliminary International Prospectus and the Final International Prospectus, on the other.
     3. Purchase, Sale and Delivery of ADSs and Placement of Units. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several International Underwriters, and each of the International Underwriters agrees, severally and not jointly, to (i) purchase from the Company, at a purchase price of $           per ADS, the respective number of Firm ADSs set forth opposite the names of the International Underwriters in Schedule A hereto and (ii) act as placement agents for the placement of the Units outside Brazil.
     The Company will deliver the Firm ADSs to or as instructed by the Representatives for the accounts of the International Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the International Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the International Underwriters drawn to the order of Banco Santander (Brasil) S.A., at 10:00 A.M. New York time on October 13, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm ADSs so to be delivered or evidence of their issuance will be made available for checking at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company not more than 30 days subsequent to the date of the commencement of trading of the Firm ADSs on the NYSE, the International Underwriters may purchase all or less than all of the Optional ADSs at the purchase price per ADS set forth in this Section 3. The Company agrees to sell to the International Underwriters the principal amount of Optional ADSs specified in such notice and the International Underwriters agree, severally and not jointly, to purchase such Optional ADSs. Such Optional ADSs shall be purchased for the account of each International Underwriter in the same proportion as the total number of Firm ADSs set forth opposite such International Underwriter’s name bears to the total number of Firm ADSs in Schedule A hereto (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the International Underwriters only for the purpose of covering over-allotments, if any. No Optional ADSs shall be sold or delivered unless previously the Units have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be exercised at the First Closing Date or during the 30-day period subsequent to the date of the commencement of trading of the units on the BM&FBOVESPA and to the extent not exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     The time for the delivery of and payment for the Optional ADSs, being herein referred to as the “Optional Closing Date” (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional ADSs is given. The Company will deliver the Optional ADSs being purchased on the Optional Closing Date to or as instructed by the Representatives for the accounts of the several International Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Credit Suisse Securiries (USA) LLC. The Optional ADSs being purchased on the Optional Closing Date or evidence of their issuance will be made available for checking at a reasonable time in advance of the Optional Closing Date.

     4. Offering by International Underwriters; Certain Agreements of the Underwriters.
     (a) It is understood that the several International Underwriters propose to offer the Offered Securities outside Brazil for sale to the public as set forth in the Final International Prospectus.
     (b) Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed with the Commission other than any Issuer Free Writing Prospectus listed on Schedule B hereto.
     (c) The several International Underwriters agree with the Company that they shall reimburse fifty percent (50%) of the Company’s reasonably documented airplane tickets costs and expenses related to “road show” travel of the Company’s officers and directors in connection with the offering and sale of the Offered Securities; it is understood that the International Underwriters shall bear their own respective costs and expenses relating to investor presentations or any “road show” including travel expenses of the respective International Underwriters’ officers and employees.
     5. Certain Agreements of the Company. The Company agrees with the several International Underwriters that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final International Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M. New York time on the date of this Agreement or, if earlier, on or prior to the time the Final International Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final International Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final International Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives consent to, nor the Representatives’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day on which the Company is required to file its annual report on Form 20-F.
     (e) Furnishing Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, but no later than nine months after the date of this Agreement, the Final International Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final International Prospectus shall be so furnished following the execution and delivery of this Agreement or such other time as the Representatives may indicate. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the International Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other foreign entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation (other than de minimis amounts) in any such jurisdiction if it is not otherwise so subject.
     (g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other International Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish any of the foregoing to the International Underwriters.

     (h) Payment of Expenses. The Company will pay all reasonable expenses incident to the performance of its obligations under this Agreement for any filing fees and other expenses including reasonable fees and disbursements of its counsel incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, for the filing fee incident to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities, fifty percent (50%) of the Company’s reasonably documented airplane tickets costs and expenses related to “road show” travel of the Company’s officers and directors in connection with the offering and sale of the Offered Securities, and any other expenses of the Company including fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing Preliminary International Prospectus and the Final International Prospectus (including any amendments and supplements thereto) to the International Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and Final International Prospectus.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (k) Taxes. The Company will indemnify and hold harmless the International Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided, however, that no such additional amounts shall be paid on account of any taxes, duties or charges (i) which would not have been imposed but for the existence of any present or former connection between any Underwriter and the jurisdiction imposing such taxes, duties or charges, including such Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the creation, issue, and sale of the Offered Securities, the execution and delivery of this Agreement or the Brazilian Underwriting Agreement or the mere receipt of payment under this Agreement or the Brazilian Underwriting Agreement or relating to the General Disclosure Package) or (ii) imposed or withheld by reason of the failure by any of the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such Underwriter or to make any declarations or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes, duties or charges.
     (l) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Offered Securities or any securities convertible into or exchangeable or exercisable for any of its Offered Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriters, except (A) grants of employee stock options pursuant to the terms of a plan, whether in effect on the date hereof or approved by the Company hereafter, (B) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, (C) sales of Lock-Up Securities by Santander Seguros S.A. to existing minority shareholders of the Company for assembling Units as described in the General Disclosure Package and the Final International Prospectus, and (D) as otherwise provided in the Brazilian Underwriting Agreement. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives’ (excluding Santander Investment Securities Inc.) consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives (excluding Santander Investment Securities Inc.) waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the International Underwriters, and each International Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several International Underwriters to purchase and pay for the Offered Securities on the First Closing Date and the Optional ADSs to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein and in the Final International Prospectus (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M. New York time on the date of this Agreement or, if earlier, the time the Final International Prospectus is finalized and distributed to any International Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final International Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.
          (b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Brazilian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE or BM&FBOVESPA, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Brazilian authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Brazil or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Brazil, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
          (c) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu Auditores Independentes confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives.
          (d) Opinion of Counsel for Company. The International Underwriters shall have received an opinion, and a customary negative assurance letter, dated such Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company and in form and substance satisfactory to the Representatives.
          (e) Opinion of Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require and in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Company and all other matters governed by Brazilian law upon the opinion of Machado, Meyer, Sendacz e Opice Advogados referred to below.
          (f) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, to the best of such Officer’s knowledge after due and careful inquiry, that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final International Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package, the Final International Prospectus or as described in such certificate.
          (g) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from Banco Santander, S.A. and each of the executive officers and directors of the Company.
          (h) Financial Information Officer Certificates. On or prior to the date hereof and at each Closing Date, the Representatives shall have received a certificate signed on behalf of the Company by the chief financial officer of the Company in form and substance satisfactory to the Representatives and relating to and confirming certain financial information included in the section “Operating and Financial Review and Prospects—Results of Operatings” in the General Disclosure Package and the Final International Prospectus.
          (i) Opinion of Counsel for the Depositary. The Company shall have requested and caused Ziegler & Ziegler & Associates LLP, counsel to the Depositary, to furnish to the Representatives its opinion, dated each Closing Date, addressed to the International Underwriters, and in form and substance satisfactory to the Representatives.
          (j) Opinion of Brazilian Counsel. The International Underwriters shall have received the legal opinion in English, in form and substance satisfactory to the International Underwriters, which shall include negative assurances with respect to the General Disclosure Package and the Final International Prospectus, dated as of each Closing Date, and in form and substance satisfactory to the Representatives of: (i) Pinheiro Neto Advogados, Brazilian counsel to the Company, and (ii) Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel to the International Underwriters .
          (k) Brazilian Closing. The closing of the placement of the Offered Securities in Brazil under the Brazilian Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.
          (l) Listing. The listing of the Units on the BM&FBOVESPA shall be in full force and effect and the listing of the ADSs on the NYSE shall be in full force and effect.
          (m) Additional Documents. On or prior to any Closing Date, the Company shall have furnished to the Representatives such further certificates (including incumbency certificates) and documents as the Representatives may reasonably request in connection with this Agreement.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the International Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each International Underwriter, its partners, members, directors, officers,

employees, agents, affiliates and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final International Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in subsection (b) below.
          (b) Indemnification of Company. Each International Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its partners, members, employees, agents, affiliates, directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “International Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such International Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final International Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such International Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such International Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, it being understood and agreed that the only such information furnished by any International Underwriter consists of (i) the following information in the Final International Prospectus furnished on behalf of each Underwriter: the marketing and legal names of each Underwriter, the 17th through 21st paragraphs, and the 23rd paragraph under the caption “Underwriting”, and the concession and reallowance figures appearing in the 9th paragraph under the caption “Underwriting”.
          (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (in addition to any local counsel) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld, unless such settlement (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, claim or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, but if settled with such consent or pursuant to the immediately preceding items (i) and (ii), or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Underwriters. If any International Underwriter or International Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting International Underwriter or International Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the International Underwriters are obligated to purchase on such Closing Date, the International Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the International Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting International Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting International Underwriters agreed but failed to purchase on such Closing Date. If any International Underwriter or International Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the International Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the International Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional ADSs after the First Closing Date, this Agreement will not terminate as to the Offered Securities or any Optional ADSs purchased prior to such termination). As used in this Agreement, the term “International Underwriter” includes any person substituted for an International Underwriter under this Section. Nothing herein will relieve a defaulting International Underwriter from liability for its default.
     10. Qualified Independent Underwriter. The Company hereby confirms that at its request Credit Suisse Securities (USA) LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (now FINRA) in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred provided, however, that the Company will not be liable under this Section 10 in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any International Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the International Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel)

reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the International Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: LCD-IBD; Santander Investment Securities, Inc., 45 East 53rd Street, New York. NY 10022, USA, Attention Iñigo Gaytán de Ayala, Fax: (212) 407-7810, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, USA, Attention: Syndicate Operations, with copy to ECM Legal, Fax: (212) 230-8730; and UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, USA, Attention: Syndicate Department, Fax: (212) 821-6406, with a copy to the Legal Department, fax: (212) 821-4042; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Avenida Paulista, 1.374, Third Floor, São Paulo, SP, Brazil, Attention: Mr. Carlos Galán, provided, however, that any notice to an International Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such International Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     14. Representation of Underwriters. The Representatives will act for the several International Underwriters in connection with the transaction contemplated in this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
          (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final International Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;
          (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
          (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent permitted by law, the Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company has appointed Banco Santander, S.A., New York branch, at its offices located at 45 E. 53rd Street, New York, NY, 10022, USA, and its authorized agents (each, as “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any International Underwriter, the directors, officers, employees, affiliates and agents of any International Underwriter, or by any person who controls any International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Such appointment shall be irrevocable. The Company hereby represents and warrants that its Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process in compliance with applicable requirements upon the Company’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any International Underwriter, the directors, officers, employees, affiliates and agents of any International Underwriter, or by any person who controls any International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Brazil. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     The obligation of the Company pursuant to this Agreement in respect of any sum due to any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such International Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such International Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter hereunder, such International Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter hereunder.
     18. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the extent permitted by applicable law.
     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several International Underwriters in accordance with its terms.

Very truly yours, Banco Santander (Brasil) S.A.
By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. Credit Suisse Securities (USA) LLC
By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters. Santander Investment Securities Inc.
By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters. UBS SECURITIES LLC
By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Underwriter	Number of ADSs
Santander Investment Securities Inc.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Banco Bradesco BBI S.A.
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Calyon Securities (USA) Inc.

Total

SCHEDULE B
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[None]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[None]

SCHEDULE C
Banco Bandepe S.A. (formerly named Banco de Pernambuco S.A. — BANDEPE)

Real Leasing S.A. Arrendamento Mercantil